SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                             (Amendment No. [  ])


[xx]    Filed by the Registrant

[  ]    Filed by a Party other than the Registrant


Check the Appropriate Box:

[  ]    Preliminary Proxy Statement

[  ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-
        6(e)(2))

[xx]    Definitive Proxy Statement

[  ]    Definitive Additional Materials

[  ]    Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12



                          CITIZENS FINANCIAL SERVICES, INC.
                 (Name of Registrant as Specified in Its Charter)


                __________________________________________________
                   (Name of Person(s) Filing Proxy Statement if
                             other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[  ]    $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
        Item 22(a)(2) of Schedule 14A

[  ]    $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3)

[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

        1)     Title of each class of securities to which transaction applies:

        2)     Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)     Proposed maximum aggregate value of transaction:

        5)     Total fee paid:

[xx]    Fee paid previously with preliminary materials.

[  ]    Check box if any part of the fee is offset as provided by Exchange Act
        Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously paid:

        2)     Form, Schedule or Registration Statement No.:

        3)     Filing Party:

        4)     Date Filed:

                          CITIZENS FINANCIAL SERVICES, INC.
                              _________________________

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON APRIL 18, 1995
                              _________________________

TO THE SHAREHOLDERS OF CITIZENS FINANCIAL SERVICES, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of CITIZENS FINANCIAL SERVICES, INC. (the "Corporation") will be held at 12:00 p.m., prevailing time, on Tuesday, April 18, 1995 at the Tioga County Fairgrounds Youth Building, Whitneyville, Pennsylvania, 16901, for the following purposes:

       1. To elect four (4) Class 2 Directors to serve for a three-year term and until their successors are elected and qualified; and

       2. To consider and act upon a proposal to amend Article 4 of the Corporation's amended Articles of Incorporation to increase the number of authorized shares of the Corporation's Common Stock, par value $1.00 per share, from 2,000,000 shares to 5,000,000 shares; and

       3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

In accordance with the Bylaws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 15, 1995 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1994 is being mailed with this Notice. Copies of the Corporation's Annual Report for the 1993 fiscal year may be obtained at no cost by contacting Richard E. Wilber, President, 15 South Main Street, Mansfield, Pennsylvania 16933, telephone: 800-326-9486.

You are urged to mark, sign, date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

                                   By Order of the Board of Directors,

                                   /s/ Richard E. Wilber

                                   Richard E. Wilber, President

March 22, 1995

                       CITIZENS FINANCIAL SERVICES, INC.

                   PROXY STATEMENT FOR THE ANNUAL MEETING OF
                   SHAREHOLDERS TO BE HELD ON APRIL 18, 1995

                                    GENERAL

Introduction, Date, Time and Place of Annual Meeting

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Citizens Financial Services, Inc. (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held at 12:00 p.m., prevailing time, on Tuesday, April 18, 1995 at the Tioga County Fairgrounds Youth Building, Whitneyville, Pennsylvania 16901.

The principal executive office of the Corporation is located at First Citizens National Bank (the "Bank"), 15 South Main Street, Mansfield, Pennsylvania 16933. The telephone numbers for the Corporation are 717/662-2121 or 800-326-9486. All inquiries should be directed to Richard E. Wilber, President and Chief Executive Officer of the Corporation.

Solicitation and Voting of Proxies

This Proxy Statement and the enclosed form of the proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 22, 1995.


Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the election of the nominees for Class 2 Director named below to serve for a three-year term and until their successors are elected and qualified, FOR the approval and adoption of the amendment to Article 4 of the Corporation's amended Articles of Incorporation to increase the number of authorized shares of the Corporation's Common Stock, par value $1.00 per share, from 2,000,000 shares to 5,000,000 shares, and FOR the transaction of such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mail, certain directors, officers and employees of the Corporation and the Bank may solicit proxies personally, by telephone, telegraph and by telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefore, the Corporation will reimburse them for their reasonable forwarding expenses.


Revocability of Proxy

A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only (1) by giving written notice of revocation to Terry B. Osborne, Secretary of Citizens Financial Services, Inc., at 15 South Main Street, Mansfield, Pennsylvania 16933, (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Corporation or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities and Record Date

At the close of business on March 15, 1995, the Corporation had outstanding 1,334,543 shares of common stock, par value $1.00 per share, the only authorized class of stock (the "Common Stock").

Only holders of Common Stock of record at the close of business on March 15, 1995 will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote and a majority of shares must be cast at the meeting in order to become binding upon the Corporation. Under Pennsylvania law and the Bylaws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matters as to which the broker withheld authority.

Assuming the presence of a quorum, the four nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

Quorum

Pursuant to the Bylaws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting.

          PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners

As of March 15, 1995, there are no persons who own of record or who are known by the Board of Directors to be the beneficial owners of more than five percent (5%) of the Corporation's outstanding Common Stock.

Beneficial Ownership by Officers, Directors and Nominees

The following table sets forth as of February 28, 1995, the amount and percentage of the Common Stock beneficially owned by each director, each nominee and all executive officers and directors of the Corporation and subsidiary as a group.


                             Amount and Nature of                        Percent
Name of Beneficial Owner   Beneficial Ownership (1) (2)                 of Class

Bruce L. Adams (5)                   143  (7)                              .01%
Carol J. Bond (3)                 33,476                                  2.51%
R. Lowell Coolidge (3)            66,000  (8)                             4.95%
Larry J. Croft (3)                11,009  (9)                              .82%
Robert E. Dalton (4) (6)          15,332  (10)                            1.15%
Robert J. Landy (4) (6)            9,334  (11)                             .70%
John E. Novak (4) (6)              1,590  (12)                             .12%
John M. Thomas, M.D. (3)          21,943  (13)                            1.64%
William D. Van Etten (5)           2,843  (14)                             .21%
Rudolph J. van der Hiel (4)(6)     8,237  (15)                             .62%
Richard E. Wilber (3)              3,247  (16)                             .24%

All Nominees, Directors and
Executive Officers as a Group -
16 persons                       174,468                                 13.07%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 15, 1995. Beneficial ownership may be disclaimed as to certain of the securities.

(2)     Information furnished by the directors and the Corporation.

(3)     A Class 1 Director whose term expires in 1996.

(4)     A Class 2 Director whose term expires in 1995.

(5)     A Class 3 Director whose term expires in 1997.

(6)     A Nominee for Class 2 Director whose term expires in 1998.

(7)     Mr. Adams holds 143 shares jointly with his spouse.

(8) Mr. Coolidge holds 52,535 shares individually, 13,465 shares are held by his spouse.

(9) Mr. Croft holds 6,291 shares individually, 4,462 shares jointly with his spouse, 256 shares are held by his spouse.

(10) Mr. Dalton holds 1,192 shares individually, 14,140 shares are held by his spouse.

(11) Mr. Landy holds 7,772 shares individually, 404 shares are held under a profit sharing plan, 1,158 shares are held jointly with his spouse.

(12) Mr. Novak holds 1,547 shares individually, 43 shares are held by his spouse.

(13) Dr. Thomas holds 21,812 shares individually, 131 shares are held by his spouse.

(14) Mr. Van Etten holds 2,419 shares individually, 424 shares are held jointly with his spouse.

(15) Mr. van der Hiel holds 7,526 shares individually, 11 shares are held jointly with his spouse, 700 shares are held by his spouse.

(16) Mr. Wilber holds 2,293 shares individually, 338 shares are held jointly with his spouse, 616 shares are held by his wife as custodian.

                            ELECTION OF DIRECTORS

The Articles of Incorporation provide that the Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number to be fixed and determined from time to time by resolution of the shareholders at any annual or special meeting. The number of Directors is currently set at eleven (11). The Articles further provide that the Directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, Class 2 and Class 3. The Class 2 Directors elected at this Annual Meeting will serve for a three (3) year term. The Class 1 and 3 Directors at this Annual Meeting will serve for a one and two year term respectively.

It is intended that the Proxies solicited hereunder will be voted FOR (unless otherwise directed) the four (4) nominees named below. The Corporation does not contemplate that any nominee will be unable to serve as Director for any reason. Each nominee has agreed to serve if elected. However, in the event one or more of the nominees should be unable to stand for election, the vote will be cast for the remaining nominees in accordance with the best judgement of the Board of Directors.

There is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for the Directors on the class to be elected.

                   INFORMATION AS TO NOMINEES AND DIRECTORS

The following table contains certain information with respect to Current Class 2 Directors and nominees for Class 2 Director whose term expires in 1998 and the Class 1 and Class 3 Directors whose terms expire in 1996 and 1997 respectively. The date appearing in parenthesis opposite each Director's name in the "Director Since" column represents the year in which each such nominee became a Director of First Citizens National Bank, or any predecessor institution acquired by First Citizens National Bank. Each nominee presently serves as Director of First Citizens National Bank, as well as Director of the Corporation. All Directors have been engaged in the principal occupation indicated for five years or more, with no exceptions.

                                   Principal Occupation               Director
                                   for Past Five Years and             Since
                                   Position Held with the           Corporation/
Name                       Age     Corporation and the Subsidiary    Subsidiary


              CURRENT CLASS 2 DIRECTORS WHOSE TERM EXPIRES IN 1995
          AND NOMINEES FOR CLASS 2 DIRECTOR WHOSE TERM EXPIRES IN 1998

Robert E. Dalton           62      President of Keystone Parts             1984
                                   Manufacturing, Inc.; Secretary         (1957)
                                   of Keystone North, Inc.; Real
                                   Estate & Insurance Broker;
                                   Chairman of the Board, First
                                   Citizens National Bank

John E. Novak              58      Retired School Administrator            1984
                                   with Southern Tioga School             (1976)
                                   District; since 1993 has
                                   supervised Student Teachers
                                   at Elmira College.

Rudolph J. van der Hiel    55      Attorney-at-law with firm of            1984
                                   van der Hiel & Mansfield;              (1975)
                                   Vicar at St. James Episcopal
                                   Church, Mansfield and Trinity
                                   Episcopal Church, Antrim


Robert J. Landy            67      Attorney-at-Law with firm of            1990
                                   Landy and Landy; Chairman of           (1960)
                                   Board, Guthrie Healthcare System

               CURRENT CLASS 1 DIRECTORS WHOSE TERM EXPIRES IN 1996

Carol J. Bond              54      President of Monaghan Transpor-         1986
                                   tation Company; Vice President         (1984)
                                   of Keystone Parts Manufacturing,
                                   Inc.

R. Lowell Coolidge         54      Attorney-at-Law with firm of            1984
                                   Walrath and Coolidge                   (1984)

Richard E. Wilber          46      President of Citizens Financial         1984
                                   Services, Inc. & First Citizens        (1983)
                                   National Bank

John M. Thomas, M.D.       61      Retired Executive Chairman of           1990
                                   Guthrie Healthcare System;             (1985)
                                   President of Chemung Spring
                                   Water Company

Larry Croft                59      General Manager of Croft Ford,          1990
                                   Inc.; Secretary of Croft Lumber        (1969)
                                   Co. Inc.

               CURRENT CLASS 3 DIRECTORS WHOSE TERM EXPIRES IN 1997

Bruce L. Adams             58      President of Bru-Cel Distributing       1991
                                   Co., Inc.                              (1991)

William D. Van Etten       61      Dairy Farmer                            1984
                                                                          (1978)

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

During 1995, there were four (4) regular meetings of the Board of Directors of the Corporation and twenty (20) regular meetings of the Board of Directors of First Citizens National Bank. All Directors attended at least seventy-five percent of the Corporation's Board of Directors Meetings except for Robert J. Landy.

There is no family relationship, by blood, marriage, or adoption, between any of the Directors and any other Director, Officer, or full-time Employee, of the Corporation or its subsidiary.

None of the Directors are involved in any legal action in his/her individual capacity which is material to an evaluation of his ability or integrity to act as a Director.

The Corporation has no standing audit committee or nominating committee of the Board of Directors. Matters within the jurisdiction of these committees are considered by the Board of Directors of First Citizens National Bank.

                          NOMINATIONS FOR DIRECTORS

Nominations for Directors other than those made by or on behalf of the existing Board of Directors to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Corporation in writing not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the date of the meeting. Such nominations must be in accordance with Section 202 of the Corporation's Bylaws and contain information specified therein.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than 5% of the registered class of the Corporation's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 5% shareholders are required by SEC regulation to furnish the Corporation with copies of all
Section 16(a) forms that they file. There are no 5% shareholders of the Corporation's equity securities.

Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the period January 1, 1994 through December 31, 1994, its officers and directors were in compliance with all applicable filing requirements.

                           EXECUTIVE COMPENSATION

Shown below is information concerning the annual compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 1994, 1993 and 1992 of those persons who were, as of December 31, 1994 (i) the Chief Executive Officer, and (ii) the four other most highly compensated executive officers of the Corporation to the extent that such persons' total annual salary and bonus exceeded $100,000:

                                      Summary Compensation Table
                                                                              Long-term Compensation
                                                                       ________________________________
                                         Annual Compensation                    Awards          Payout
                                 ____________________________________  _______________________  _______

                                                                       Restricted   Securities
                                  Annual                 Other Annual    Stock      Underlying   LTIP    All Other
Name and                          Salary       Bonus     Compensation    Awards    Options/SARs Payouts Compensation
Principal Position         Year    ($)          ($)          ($)          ($)          (#)        ($)        ($)


Richard E. Wilber          1994  $109,952      $6,268        None         None         None       None      $6,268
President and CEO          1993   $95,923      $5,897                                                       $5,897
                           1992   $86,216      $5,733                                                       $5,733


NOTE: The "Salary" column includes fees paid as a director of the Corporation and Subsidiary totalling $8,395, $8,000, $6,100 for years 1994, 1993, and 1992 respectively. The "All Other Compensation" column represents the tax deferred profit sharing benefit fully described on the next page.

Retirement Plan

The Bank has a noncontributory defined benefit pension plan (the "Plan") for all employees meeting certain age and length of service requirements. Benefits are based primarily on years of service and the average annual compensation during the highest five consecutive years within the final ten years of employment. The Bank's funding policy is consistent with the funding requirements of Federal Law and regulations. The First Citizens National Bank Trust Department is trustee of the pension plan.

The following table sets forth the estimated annual benefits payable on retirement at age 65 by a participating employee, assuming final average earnings as shown. Although the pension plan is integrated with Social Security, this table reflects the benefit available through the pension plan exclusive of social security. Because the plan is over funded, no contribution was made by the bank to the plan in 1994 or 1993.

Average Annual                      Annual Pension Benefits Upon Retirement
   Earnings                             with Years of Service Indicated

                           10               20            30              40
                          ____             ____          ____            ____

     $40,000               6,176          12,353         18,529          18,529
     $60,000              10,176          20,353         30,529          30,529
     $80,000              14,176          28,353         42,529          42,529
    $100,000              18,176          36,353         54,529          54,529
    $120,000              22,176          44,353         66,529          66,529
    $140,000              26,176          52,353         78,529          78,529

Richard E. Wilber, who is disclosed in the preceding Summary Compensation Table, has 13 years of credited service to the Corporation and Subsidiary.

Profit Sharing Plan

First Citizens National Bank has a profit-sharing plan, covering substantially all employees, which provides tax deferred salary savings to plan participants. Contributions to the profit-sharing plan are allocated to participants based upon a percentage of their compensation. The total amount of the profit-sharing contribution is determined by the Board of Directors annually on a discretionary basis. Total contributions for 1994, 1993, and 1992 were $119,630, $112,271, and $86,168 respectively.


Compensation of Directors

Directors of the Corporation receive a fee of $110 per meeting. Directors of the Subsidiary, except for the Chairman, receive $440 per month plus fees for attending various committee meetings at $80 per meeting. The Chairman receives a fixed annual sum of $10,000. In addition to the above fees, each director is provided a $50,000 life insurance benefit. In the aggregate, the Board of Directors received $84,193 for all Board of Directors meetings and committee meetings attended in 1994.


Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Mr. Richard E. Wilber, President and Chief Executive Officer of the Corporation and the Bank, is a member of the Human Resource Committee which makes recommendations on compensation policies and practices to the Board of Directors. Mr. Wilber does not participate in conducting his review nor does he vote on his annual compensation package.

Board Compensation Committee Report on Executive Compensation

The Board of Directors of the Corporation is responsible for the governance of the Corporation and its subsidiary, First Citizens National Bank. In fulfilling its fiduciary duties, the Board of Directors engages competent persons who undertake to accomplish strategic goals and objectives with integrity and in a cost-effective manner.

The Human Resource Committee, comprised of the President and three outside directors (Directors Novak, Croft and Adams), makes recommendations on compensation policies and practices to the Board of Directors. The fundamental philosophy of the Corporation's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. Compensation policies are designed to attract and motivate competent and dedicated individuals to enhance the Corporation's growth and profitability and the ultimate financial return to shareholders.

The compensation of the President and the Executive Vice President is reviewed and approved in April of each year by the Board of Directors. As a basis for determining compensation, the Board of Directors examines information from a peer group of banks relative to performance and compensation. The peer group for overall bank performance analysis consists primarily of those contained within the Uniform Bank Performance Report prepared by the Office of the Comptroller of the Currency (banks with assets of $100 million to $300 million throughout the United States).

The peer group for analysis of compensation paid to other bank holding company and banking institution executives is obtained primarily from L.R. Weber Associates, Inc. and Bank Administration Institute (such peer data is compiled on both a regional and asset size basis). These peer groups are different from the peer group utilized in the performance chart appearing below.

The Board of Directors does not deem Section 162(m) of the Internal Revenue Code ("IRC") to be applicable to the Corporation at this time. The Board of Directors intends to monitor the future application of Section 162(m) of the IRC to the compensation paid to its executive officers and in the event that this section does become applicable it is the intent of the Board of Directors to amend the Corporation's and the Bank's compensation plans to preserve the deductibility of the compensation payable under such plans.

Compensation of the President/Executive Vice President

As mentioned previously, the Board of Directors evaluated the compensation of the President and the Executive Vice President in April 1994. Compensation increases were determined based on an analysis of the contribution of these individuals in achieving the Corporation's strategic goals and objectives.
In determining whether strategic goals had been achieved, the Board of Directors considered among numerous factors the following: the Corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the performance and increases in compensation were measured in light of these factors, there was no direct correlation between any specific criterion and compensation of these executives, nor was there any specific weight provided to any such criteria.


The Board of Directors believes that the President's 1994 compensation of $109,952 is appropriate in light of the of the Corporation's 1994 accomplishments (an 8% increase in net income; a 14.5% return on equity; and a 7.6% increase in assets). In addition to this compensation, the President and Executive Vice President participate in the Bank's profit-sharing plan on the same basis as all other eligible employees.



                           HUMAN RESOURCE COMMITTEE

                   Richard E. Wilber        John E. Novak
                   Larry J. Croft           Bruce L. Adams

                       SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly change in the cumulative total return on the Corporation's Common Stock against the cumulative total return of the S&P 500 Index and selected peer groups for the period of five
(5) years commencing on January 1, 1990, and ended December 31, 1994. Shareholder return shown on the graph below is not necessarily indicative of future performance.

                            [PERFORMANCE GRAPH OMITTED.]

      [Following is a description of the performance graph in a tabular format.]


                          1989      1990      1991      1992     1993     1994

Peer Group Index          100.00    97.38      90.28     99.64   139.48   165.85

Citizens Financial
     Services, Inc.       100.00    99.70      89.68    114.16   136.22   184.73

S&P 500 Index             100.00    93.44     118.02    123.29   131.99   129.96


NOTE: Peer group information appearing above includes the following companies: CNB Financial Corporation, Citizens & Northern Corporation, Columbia Financial Corporation, Comm. Bancorp, Inc., Mid Penn Bancorp, Inc., Heritage Bancorp, Inc., Penn Security & Trust Co., Penns Woods Bancorp, Inc., Pioneer American Holding Company, and Wayne Bank. Such financial institutions and bank holding companies were selected based on four criteria: total assets between $150 million and $600 million, market capitalization greater than $18 million; headquarters located in Pennsylvania; and not listed on NASDAQ national market.

                             CERTAIN TRANSACTIONS

Certain of the Corporation's Directors and Executive Officers and their associates are and have been customers of the Bank and have had transactions with the Bank in the ordinary course of business. In addition, certain Directors are and have been Directors and Officers of corporations which are customers of the Bank and have had transactions with the Bank in the ordinary course of business. All such transactions with these Directors and Officers of the Corporation and their associates referred to above were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time of such transactions. These transactions did not involve more than a normal risk of collectibility or present other unfavorable features.

During 1994, business and law firms of which Directors Rudolph J. van der Hiel, Lowell Coolidge and Robert J. Landy were Officers and/or Partners rendered services or sold products to the Corporation and/or the Bank in the normal course of business. Also during 1994, Dalton Insurance Agency was paid $70 thousand in premiums for various insurance coverages for the Corporation and the Bank. Such agency is owned and operated by an immediate family member of Robert E. Dalton, director to the Corporation and the Bank.



Total loans outstanding from the Corporation and the Bank at December 31, 1994, to the Corporation's and the Bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of ten percent (10%) or more was $2,238,503, or approximately twelve percent (12%) of the total equity capital of the Bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 28, 1995, to the above described group was $2,123,998.


             PROPOSED AMENDMENT TO ARTICLE 4 OF THE CORPORATION'S AMENDED
                 ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
                          AUTHORIZED SHARES OF COMMON STOCK

The Articles of Incorporation of the Corporation, as amended, currently authorize two million (2,000,000) shares of Common Stock, par value $1.00 per share. As of March 15, 1995, there were 1,334,543 shares of Common Stock issued and outstanding. The Corporation thus has only a limited number of authorized but unissued shares available for issuance from time to time as may be necessary in connection with future financings, investment opportunities, acquisitions of other companies, the declaration of stock dividends, stock splits or other distributions, or for other corporate purposes.

Accordingly, on February 16, 1995 the Board of Directors of the Corporation approved and adopted resolutions to amend Article 4 of the Corporation's amended Articles of Incorporation to increase the number of authorized shares of Common Stock from 2,000,000 shares to 5,000,000 shares. The increase in the number of authorized shares of Common Stock requires that the shareholders approve and adopt the proposed amendment to the Corporation's amended Articles of Incorporation. A true and correct copy of the proposed amendment to Article 4 of the Corporation's amended Articles of Incorporation and the resolutions approved and adopted by the Board of Directors are set forth below:

               WHEREAS, the Board of Directors desires and finds that it is in the best interests of the Corporation and its shareholders to increase the number of authorized shares of the Corporation's
       Common Stock, par value $1.00 per share, from 2,000,000 shares to 5,000,000 shares, in order to provide the Corporation with as much flexibility as possible to issue additional shares of Common Stock for proper corporate purposes, including financings, acquisitions, stock splits, stock dividends, and other similar purposes; and

               NOW, THEREFORE, BE IT RESOLVED, that in accordance with
       Section 1911, 1912, and 1914 of the Business Corporation Law of 1988, as amended, the Board of Directors hereby approves and adopts the following proposed amendment to the Corporation's Articles of Incorporation, as amended, and hereby directs that the following proposed amendment to the Articles of Incorporation, as amended, of this Corporation be submitted to the shareholders of the Corporation for their approval and adoption at the 1995 Annual Meeting of Shareholders of the Corporation to be held on April 18, 1995 at 12:00 p.m. prevailing time, at Tioga County Fairgrounds Youth Building, Whitneyville, Pennsylvania 16901 to wit:

               Article 4 of the Articles of Incorporation, as amended, of Citizens Financial Services, Inc. is amended and restated to read in full and in its entirety as follows:

               4. The aggregate number of shares which the Corporation shall have authority to issue is 5,000,000 shares of Common Stock of the par value of $1.00 per share (the "Common Stock").

               BE IT FURTHER RESOLVED, that the Board of Directors establishes and fixes March 15, 1995 at the close of business as the record date and time to determine those shareholders entitled to notice of and to vote at the 1995 Annual Meeting of Shareholders to be held on April 18, 1995.


               BE IT FURTHER RESOLVED, that the Board of Directors directs and orders that the President and Secretary, or a Vice President and an Assistant Secretary, of the Corporation shall cause to be prepared proxy solicitation materials for the 1995 Annual Meeting of Shareholders to solicit proxies for approval and adoption of the aforesaid amendment by the shareholders of the Corporation and further directs and orders that said proxy solicitation materials be mailed to the shareholders of record on March 22, 1995 or as soon as practicable thereafter; and


               BE IT FURTHER RESOLVED, that after approval and adoption of the aforesaid amendment of the Articles of Incorporation of the Corporation by the shareholders of the Corporation at the 1995 Annual Meeting of Shareholders, the President and Secretary, or a Vice President and an Assistant Secretary, of the Corporation are hereby authorized, empowered and directed to execute and file Articles of Amendment containing said amendment with the Commonwealth of Pennsylvania, Department of State, Corporation Bureau, and upon such filing said amendment shall be effective.

Except as described in this section of the Proxy Statement, the Corporation has no present plans, understandings or arrangements for issuing the additional shares to be authorized by the proposed amendment. The Board of Directors believes that it is advisable to have authorization for such additional shares in order to enable the Corporation, as the need may arise, to take prompt advantage of market conditions and the availability of favorable opportunities for the acquisition of other companies without the delay and expense incident to the holding of a special meeting of stockholders of the Corporation. The future issuance by the Corporation of shares of Common Stock may dilute the present equity ownership position of current holders of the Common Stock. The proposed amendment is not intended to have an anti-takeover effect. The issuance, however, of any of the shares proposed to be authorized, as well as currently authorized but unissued shares, may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of actions such as certain business combinations or removal of management.

The proposed amendment, if adopted by the shareholders, would increase the number of authorized but unissued shares of Common Stock of the Corporation from 2,000,000 to 5,000,000 shares. The unissued shares of Common Stock will be available for issuance at the discretion of the Board of Directors from time to time for any proper corporate purposes generally without further action of the shareholders upon the affirmative vote of a majority of the members of the Board of Directors. If the proposed amendment is adopted by the shareholders, the Board of Directors is not likely to solicit shareholder approval to issue the additional authorized shares, except to the extent that such approval may be required by law, regulation or any agreement governing the trading of the Corporation's stock.

As a result, the Board of Directors proposes that Article 4 of the amended Articles of Incorporation of Citizens Financial Services, Inc. be amended and restated to read in full and in its entirety as set forth above.

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon is required to approve and adopt this amendment to the Corporation's Articles of Incorporation as set forth above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE CORPORATION'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM TWO MILLION TO FIVE MILLION.

Principal Officers of Corporation

The following table sets forth the selected information about the Executive Officers of the Corporation, as of March 15, 1995. Please refer to the footnotes below under the caption entitled "Principal Officers of First Citizens National Bank".

                                                      Number         Age
                                                    of Shares       as of
                           Held       Employee     Beneficially    March 15,
Name and Position          Since       Since          Owned          1995


Richard E. Wilber          1984        1984           3,247           46
President

Terry B. Osborne           1984        1984             356 (2)       41
Secretary

Thomas C. Lyman            1988        1988               2           49
Treasurer

Each of the above Executive Officers has served in these capacities for the past five years.

Principal Officers of First Citizens National Bank

The following table sets forth the selected information about the Executive Officers of First Citizens National Bank, subsidiary of the Corporation, as of March 15, 1995:

                                                     Number          Age
                                                    of Shares       as of
                           Held       Employee     Beneficially    March 15,
Name and Position          Since       Since          Owned          1995

Robert E. Dalton           1985         (1)          15,332           62
Chairman of the Board

Richard E. Wilber          1983        1981           3,247           46
President

Terry B. Osborne           1991        1975             356           41
Executive Vice President

Thomas C. Lyman            1988        1988               2           49
Controller

William W. Wilson          1991        1979             170 (3)       45
Vice President

Deborah E. Scott           1991        1981             489 (4)       35
Vice President

Cynthia T. Pazzaglia       1985        1983             297 (5)       36
Administration Services
Division Manager

(1)     Is not an employee of First Citizens National Bank.
(2) Mr. Osborne holds 266 shares jointly with his spouse, 24 shares in his name alone, 66 shares held by his spouse.
(3)     Mr. Wilson holds 170 shares jointly with his spouse.
(4) Mrs. Scott holds 402 shares jointly with her spouse, and 87 shares as custodian.
(5)     Mrs. Pazzaglia holds 297 shares jointly with her spouse.

                                  ANNUAL REPORT

A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1994, is enclosed with this Proxy Statement. A representative of S.R. Snodgrass, A.C., Certified Public Accountants, of Wexford, Pennsylvania, the independent auditors who prepared the Annual Report, will be present at the Annual Meeting of Shareholders. The representative will have an opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions concerning the Annual Report presented by shareholders at the Annual Meeting.


                           INDEPENDENT PUBLIC ACCOUNTANTS

S.R. Snodgrass, A.C. ("Snodgrass"), Certified Public Accountants, of Wexford, Pennsylvania, served as the Corporation's independent public accountants for its 1994 fiscal year. The Corporation has been advised by Snodgrass that none of its members has any financial interest in the Corporation. In addition to performing customary audit services, Snodgrass assisted the Corporation and the Bank with preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. These non-audit services were approved by the Corporation's and the Bank's Boards of Directors after due consideration of the effect of the performance thereof on the independence of the auditors and after the conclusion by the Corporation's and the Bank's Boards of Directors that there was no effect on the independence of the auditors. Snodgrass will serve as the Corporation's independent public accountants for its 1995 fiscal year.

On April 19, 1994, the Board of Directors of the Corporation approved a resolution, based upon the recommendations of the Audit Committee of the Board of Directors of the Corporation, to engage Snodgrass as the Corporation's independent accountants, replacing Parente, Randolph, Orlando, Carey & Associates ("Parente"), its prior independent accountants. Parente's report on the Corporation's consolidated financial statements for the prior two years contained no adverse opinion or disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. In connection with the audits of the two most recent fiscal years and subsequent interim period prior to dismissal, there were no disagreements with Parente on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to reference in connection with their report to the subject matter of the disagreement. The Corporation acknowledges that disagreements required to be reported in response to the proceeding sentence include both those resolved to the former accountants' satisfaction and those not resolved to the former accountants' satisfaction. The Corporation further acknowledges that disagreements contemplated by this rule are those which occurred at the decision-making level; i.e., between personnel of the Corporation responsible for the presentation of its financial statements and personnel of the accounting firm responsible for rendering its report. There have been no "reportable events," within the meaning of Item 304 of Securities and Exchange Commission Regulation S-K.

On April 26, 1994, the Corporation filed a Current Report on Form 8-K with the Securities and Exchange Commission (the "SEC") to notify the SEC of the Corporation's change in accountants. The Corporation provided Parente with a copy of the Form 8-K and requested that they furnish the Corporation with a letter addressed to the SEC stating whether such firm agreed with the statements made by the Corporation contained in the Form 8-K and, if not, stating the respects in which the firm disagreed. Parente's letter of response indicated no disagreements with the statements made, as described above. The letter was attached as an exhibit to the above-referenced Current Report on Form 8-K. Parente is not expected to be represented at the Annual Meeting.

                           SHAREHOLDER PROPOSALS

Securities and Exchange Commission Regulations permit shareholders to submit proposals for consideration at Annual Meetings of Shareholders. Any such proposals for the Corporation's Annual Meeting of Shareholders to be held in 1996, must be submitted to the President of Citizens Financial Services, Inc., at its principal office of 15 South Main Street, Mansfield, Pennsylvania 16933 on or before Friday, November 24, 1995, in order to be included in proxy materials relating to that Annual Meeting.

                                 OTHER MATTERS

The Board of Directors of the Corporation is not aware of any other matters to be presented for action other than described in the accompanying Notice of Annual Meeting of Shareholders, but if any other matters properly come before the Meeting, or any adjournments or postponements thereof, the holder(s) of any Proxy is (are) authorized to vote thereon in accordance with their best judgment.


                             ADDITIONAL INFORMATION

Upon written request of any shareholder, a copy of the Corporation's Annual Report on SEC Form 10-K for its fiscal year ended December 31, 1994, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, may be obtained without charge, from Thomas C. Lyman, Treasurer, Citizens Financial Services, Inc., 15 South Main Street, Mansfield, Pennsylvania 16933.

Next year's Annual Meeting is scheduled to be held on Tuesday, April 16, 1996.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Richard E. Wilber
                                        President

                       CITIZENS FINANCIAL SERVICES, INC.

                                     PROXY

         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 18, 1995 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Terry B. Osborne and Jerald
J. Rumsey and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Citizens Financial Services, Inc. (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Tioga County Fairgrounds Youth Building, Whitneyville, Pennsylvania 16901, on Tuesday, April 18, 1995 at 12:00 p.m., prevailing time, and at any adjournment or postponement thereof as follows:


1.      ELECTION OF CLASS 2 DIRECTORS TO SERVE FOR A THREE-YEAR TERM

        Robert E. Dalton, John E. Novak, Rudolph J. van der Hiel, Robert J.
        Landy

        [  ] For all nominees                   [  ]   WITHHOLD AUTHORITY
             listed above (except                      to vote for all
             as marked to the                          nominees listed
             contrary below)                           above

        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

        _________________________________________________________________

2. Proposal to amend Article 4 of the Corporation's amended Articles of Incorporation to increase the number of authorized shares of the Corporation's Common Stock, par value $1.00 per share, from 2,000,000 shares to 5,000,000 shares.

        [ ]    FOR               [  ]   AGAINST                 [  ]  ABSTAIN


        The Board of Directors unanimously recommends a vote FOR this proposal.


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.


THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IT IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND TO AMEND ARTICLE 4 OF THE CORPORATION'S ARTICLES OF INCORPORATION LISTED ABOVE.


                                        Dated:_________________________, 1995


                                        ________________________________________
Number of Shares Held of
Record on March 15, 1995
Indicated Above                         ________________________________________
                                        Signature(s)                    (Seal)

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IT IS HELD JOINTLY, EACH OWNER SHOULD SIGN.